Exhibit 5.2

September 10, 2011

Tri-Tech Holding Inc.
16 Floor of Tower B, Renji Plaza,
101 Jingshun Road, Chaoyang District
Beijing 100102 China

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as U.S. counsel for Tri-Tech Holding Inc., a Cayman Islands corporation  (the “Company”), in connection with the Company’s Registration Statement on Form S-3, as may be amended from time to time (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes a prospectus (the “Prospectus”), which provides that the Prospectus will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Prospectus as supplemented from time to time by one or more Prospectus Supplements, will provide for the registration by the Company of:

(i)	ordinary shares, par value $0.001 per share of the Company (the “Ordinary Shares” or “Equity Securities”);

(ii)
depositary shares representing fractional interests in deposits of Equity Securities (the “Depositary Shares”) as evidenced by depositary receipts issued pursuant to deposit agreements between the Company and a bank or trust company, as depositary (the “Deposit Agreements”);

(iii)
senior debt securities, in one or more series, of the Company (the “Senior Debt Securities”) to be issued pursuant to an indenture between the Company and a trustee to be named in such indenture, a form of which is being filed as Exhibit 4.2 to the Registration Statement (the “Senior Indenture”);

(iv)
subordinated debt securities, in one or more series, of the Company (the “Subordinated Debt Securities”), to be issued pursuant to an indenture between the Company and a trustee to be named in such indenture, a form of which is being filed as Exhibit 4.3 to the Registration Statement (the “Subordinated Indenture”) (such Subordinated Debt Securities together with the Senior Debt Securities being hereinafter referred to as the “Debt Securities”);

(v)
warrants to purchase Equity Securities or Debt Securities (the “Warrants”), to be issued under a warrant agreement (the “Warrant Agreement”) to be entered into by the Company and a warrant agent named therein (the “Warrant Agent”);

(vi)	Share purchase contracts obligating the holders to purchase from the Company a specified number of Equity Securities or other securities(the “Purchase Contracts”);

(vii)
share purchase units, each representing ownership of Purchase Contracts and Debt Securities, Warrants or debt obligations of third parties, including U.S. treasury securities, securing a holder’s obligation to purchase securities under such Purchase Contracts (to the extent constituting securities under the Securities Act issued by the Company, the “Purchase Units”);

(viii)
rights to purchase Debt Securities, Equity Securities, or Depositary Shares of the Company (the “Rights”) issued pursuant to one or more rights agreements between the Company and a bank or trust company, as Rights Agent (the “Rights Agreements”); and

(ix)
units comprised of one or more of the other securities described in the Registration Statement in any combination thereof (the “Units”) which may be issued under unit agreements (the “Unit Agreement”), to be dated on or about the date of the first issuance of the applicable Units thereunder, by and between the Company and a unit agent to be selected by the Company;

each on terms to be determined at the time of offering thereof and a form of each of which will be filed as an exhibit to the Registration Statement at such time. The securities referred to in the foregoing clauses (i) through (ix) are collectively referred to herein as the “Securities.” The Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act. The aggregate public offering price of the Securities being registered will be $100,000,000.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions set forth below, we have examined and relied upon the originals, copies or specimens, certified or otherwise identified to our satisfaction, of the Registration Statement, as amended to the date hereof, and the Company Documents (as defined below) and such certificates, corporate and public records, agreements and instruments and other documents as we have deemed appropriate as a basis for the opinions expressed below. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents, agreements and instruments submitted to us as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to us as copies or specimens, the authenticity of the originals of such documents, agreements and instruments submitted to us as copies or specimens, the conformity of the text of each document filed with the Securities and Exchange Commission (the “Commission”) through the Commission’s Electronic Data Gathering, Analysis and Retrieval System to the printed document reviewed by us, and the accuracy of the matters set forth in the documents, agreements and instruments we reviewed. As to matters of fact relevant to the opinions expressed herein, we have relied upon certificates and oral or written statements and other information obtained from the Company. Except as expressly set forth herein, we have not undertaken any independent investigation (including, without limitation, conducting any review, search or investigation of any public files, records or dockets) to determine the existence or absence of the facts that are material to our opinions, and no inference as to our knowledge concerning such facts should be drawn from our reliance on the representations of the Company in connection with the preparation and delivery of this letter.

In particular, we have examined and relied upon:

1.	Certain resolutions adopted by the board of directors of the Company relating to the registration of the Securities and related matters;

2.	The forms of indenture to be dated on or about the date of the first issuance of the Debt Securities thereunder; and

3.	Such other documents as we have considered appropriate for the purposes of this opinion.

Items 1 to 3 above are referred to in this letter as the “Company Documents”.

For purposes of our opinions, we have assumed that (a) the Company is validly existing and in good standing under the laws of the Cayman Islands and has all requisite power and authority to enable it to execute, deliver and perform the Securities and the applicable documents, (b) such execution, delivery and performance will not violate the laws of the Cayman Islands or any other applicable laws (excepting the law of the States of New York and the federal laws of the United States), and (c) such execution, delivery and performance do not and will not constitute a breach or a violation of any agreement or instrument that is binding upon, or the organizational documents of, the Company.

We assume that appropriate action will be taken prior to the offer and sale of the Equity Securities, the Debt Securities, the Depositary Shares, the Warrants, the Purchase Contracts, the Purchase Units, the Rights and the Units to register and qualify such Securities under all applicable state securities “blue sky” laws.

We have also assumed (x) the legal capacity of all natural persons and (y) (except to the extent expressly opined on herein and with respect to parties other than the Company) that all documents, agreements and instruments have been duly authorized, executed and delivered by all parties thereto, that all such parties are validly existing and in good standing under the laws of their respective jurisdictions of organization, that all such parties had the power and legal right to execute and deliver all such documents, agreements and instruments, and that such documents, agreements and instruments are legal, valid and binding obligations of such parties, enforceable against such parties in accordance with their respective terms.

With respect to our opinion we have assumed that a sufficient number of shares of Ordinary Shares are authorized and available for issuance upon conversion of Debt Securities, Warrants, for representation by Depositary Shares, and for purchase via Purchase Contracts, Purchase Units, Rights, or Units and that the consideration for the issuance and sale of the Ordinary Shares under the aforementioned circumstances is in an amount that is not less than the par value of such Ordinary Shares.

We express no opinion herein as to the laws of any state or jurisdiction other than the laws of the State of New York and the federal laws of the United States of America. Insofar as the opinions expressed herein relate to or depend upon matters governed by Cayman Islands law, we have relied upon without independent investigation the opinion of Campbells, Cayman Islands counsel for the Company, dated the date hereof, which is being filed as Exhibit 5.1 to the Registration Statement.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.
 With respect to any series of the Debt Securities issued under the Senior Indenture or the Subordinated Indenture, as applicable, and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Senior Indenture or the Subordinated Indenture, as applicable, has been duly authorized by the Company and a trustee by all necessary corporate, limited liability company or partnership action (as applicable); (iii) the Senior Indenture or the Subordinated Indenture, as applicable, in substantially the form filed as an exhibit to the Registration Statement, has been duly executed and delivered by the Company and the trustee; (iv) the issuance and terms of the Debt Securities have been duly authorized by the Company by all necessary corporate, limited liability company or partnership action (as applicable); (v) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Senior Indenture or the Subordinated Indenture and as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), as applicable, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Memorandum of Association and Articles of Association of the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vi) the qualification under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of such Senior or Subordinated Indenture, as then and theretofore amended or supplemented has been effected, and (vii) the Debt Securities have been duly executed and delivered by the Company and authenticated by a trustee pursuant to the Senior Indenture or the Subordinated Indenture, as applicable, and delivered against payment therefor, then the Debt Securities, when issued and sold in accordance with the Senior Indenture or the Subordinated Indenture, as applicable, the Registration Statement, and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrants under the Warrant Agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.
With respect to the Depositary Shares offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Company will have designated and established the terms of such Depositary Shares and any related Deposit Agreement and such Depositary Shares will not include any provision that is unenforceable; (iii) forms of such Depositary Shares complying with the terms of the Deposit Agreement and evidencing those Depositary Shares will have been duly executed and delivered in accordance with the provisions of the Deposit Agreement; and (iv) any such Deposit Agreement shall have been duly authorized, executed and delivered by the parties thereto, and shall be valid and binding obligation of such parties, enforceable against such parties in accordance with its terms and shall purport to be governed by the laws of the State of New York; (v) the Deposit Agreement relating to the Depositary Shares has been duly executed by the Company and a depositary, (vi) the Depositary Shares have been duly executed, authenticated, issued and delivered by the Company in accordance with the Deposit Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement; (vii) payment of the consideration therefor has been provided, and (viii) the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the applicable Deposit Agreement and as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and do not violate any applicable law or the Memorandum of Association and Articles of Association of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such Depositary Shares will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.
 With respect to the Warrants issued under the Warrant Agreement and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Warrant Agreement has been duly authorized by the Company and the Warrant Agent by all necessary corporate, limited liability company or partnership action (as applicable); (iii) the Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent; (iv) the issuance and terms of the Warrants have been duly authorized by the Company by all necessary corporate, limited liability company or partnership action (as applicable); (v) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Memorandum of Association and Articles of Association of the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vi) the taking by the Company of all necessary corporate, limited liability company or partnership action (as applicable) to authorize and approve the issuance of any Ordinary Shares that are receivable upon exercise of Warrants, the issuance and terms of any series of any Debt Securities that are receivable upon exercise of Warrants, and the execution and delivery of the applicable Senior or Subordinated Indenture and any applicable supplemental indenture, or the applicable documentation, (vii) the Warrants have been issued and sold as contemplated by the Registration Statement and and (vii) the Warrants have been duly executed and delivered by the Company and authenticated by the Warrant Agent pursuant to the Warrant Agreement and delivered against payment therefor, then the Warrants, when issued and sold in accordance with the Warrant Agreement, the Registration Statement, and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.
With respect to the Purchase Contracts and Purchase Units, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws, (ii) issuance and terms of the Purchase Contracts or Purchase Units have been duly authorized by the Company by all necessary corporate, limited liability company or partnership action (as applicable), (iii) the applicable purchase contract agreement and any related pledge agreement have been duly authorized, executed and delivered by the parties thereto, (iv) the terms of the Purchase Contracts and Purchase Units and of their issuance and sale have been duly established in conformity with the applicable purchase contract agreement and any related pledge agreement and as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and do not violate any applicable law or the Memorandum of Association and Articles of Association of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) the Purchase Contracts and Purchase Units have been issued and sold as contemplated by the Registration Statement and (vi) payment of the consideration therefor has been provided, the Purchase Contracts and Purchase Units will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

5.
With respect to the Rights, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws, (ii) issuance and terms of the Rights have been duly authorized by the Company by all necessary corporate, limited liability company or partnership action (as applicable), (iii) the applicable Rights Agreements relating to the Rights have been duly authorized, executed and delivered, (iv) the terms of the Rights and of their issuance and sale have been duly established in conformity with the applicable Rights Agreement and as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and do not violate any applicable law or the Memorandum of Association and Articles of Association of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) the Rights have been duly executed and countersigned in accordance with the applicable Rights Agreement and issued and sold as contemplated by the Registration Statement and (vi) payment of the consideration therefor has been provided, the Rights will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

6.
With respect to the Units, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws, (ii) issuance and terms of the Units have been duly authorized by the Company by all necessary corporate, limited liability company or partnership action (as applicable), (iii) the applicable Unit Agreements relating to the Units have been duly authorized, executed and delivered, (iv) the terms of the Units and any underlying securities and of their issuance and sale have been duly established in conformity with the applicable Unit Agreement and as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and do not violate any applicable law or the Memorandum of Association and Articles of Association of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) the Units have been duly executed, issued, sold and delivered in accordance with the applicable Unit Agreement and as contemplated by the Registration Statement, and, if applicable, a duly authorized, executed and delivered purchase, underwriting or similar agreement and (vi) issuance and delivery of the applicable Units in each case upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Company and otherwise in accordance with the Registration Statement and the provisions of the applicable underlying agreements, such Units will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

Our opinions in paragraphs 1, 2, 3, 4, 5 and 6 above are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability.

Our opinions in paragraphs 1, 2, 3, 4, 5 and 6 above, insofar as they pertain to the choice of law provisions of the instruments referred to in such paragraphs, are rendered solely in reliance upon New York General Obligations Law Section 5-1401, and are expressly conditioned upon the assumption that the legality, validity, binding effect and enforceability of said provisions will be determined by a court of the State of New York or a United States federal court sitting in New York and applying New York choice of law rules, including said Section 5-1401. We express no opinion as to any constitutional limitations upon said Section 5-1401 or their effect, if any, upon any opinion herein expressed.

It is understood that this opinion is to be used only in connection with the offer and sale of the Debt Securities, Depositary Shares, Warrants, Purchase Contracts, Purchase Units, Rights and Units while the Registration Statement is in effect.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act. This opinion is expressed as of the date of effectiveness of the Registration Statement unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws after that date.

Very truly yours,

Cadwalader, Wickersham & Taft LLP